Exhibit 99.1

GEX Management Continues its Northwest Arkansas Expansion

Through Strategic Commercial Acquisition

DALLAS, January 5, 2018 (PR Newswire) — GEX Management, Inc. (GXXM), an industry-progressive licensed Professional Employer Organization (PEO) and Professional Services Company, today announced the completion of its acquisition of a significant and strategic real estate asset to expand the company’s reach in the region. Following its recent expansion into Northwest Arkansas, and the opening of a regional office in Fayetteville, GEX Management has purchased a commercial building in Lowell, Arkansas and is now poised to grow its footprint. This multi-use commercial building is home to tenants in industries GEX Management currently serves. It will serve as an additional GEX office, sits on 1.35 acres that comprises 58,806 square feet of land.

“We’re invested in the economic growth of this region, and see positive signs of business strength throughout the whole of Northwest Arkansas. There’s a reason for the influx of people wanting to live in this centrally located, opportunity-rich area, and for the rapid acceleration of job expansion here over the last 5 years. We believe our philosophy and core services are the perfect match for these businesses, and we look forward to serving their needs in 2018 and beyond,” stated Carl Dorvil, CEO of GEX Management.

About GEX Management

GEX Management, Inc. Is a licensed Professional Employer Organization (PEO) and a Professional Services Company providing comprehensive back office services to clients in a variety of industries. GEX Management services include HR, Payroll, Risk & Compliance, and Executive Consulting, and provides progressive and complete solutions for employee management and operational needs. http:www.gexmanagement.com

Information on Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, GEX Management, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, profits, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates, and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. The actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.

Source: GEX Management, Inc.

Investor Relations Contact:

Clayton Carter, Chief Financial Officer

877-210-4396

info@gexmanagement.com

Marketing Contact:

Trace Boyd, Director of Marketing & Creative Content

877-210-4396

tboyd@gexmanagement.com